CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Independent Auditors” in the Registration Statement Form S-3 and related Prospectus of Freeport-McMoRan Copper & Gold Inc. for the registration of 7% Convertible Senior Notes due 2011 and to the incorporation by reference therein of our report dated January 16, 2003, except for Note 15 dated March 6, 2003, with respect to the consolidated financial statements and schedules of Freeport-McMoRan Copper & Gold Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                                         /s/ Ernst & Young LLP

                                                                              Ernst & Young LLP

New Orleans, Louisiana

April 14, 2003